UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2022 (November 17, 2022)

Star Mountain Lower Middle-Market Capital Corp.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	814-01399	86-3924884
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

140 E. 45th Street, 37th Floor
New York, NY 10017
(Address of Principal Executive Offices, Zip Code)

(212) 810-9044
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On and effective as of November 17, 2022 (the “Effective Date”), the Board of Directors (the “Board”) of Star Mountain Lower Middle-Market Capital Corp. (the “Company”) appointed Austin Ericson as the Company’s Chief Compliance Officer and Secretary. Mr. Ericson currently serves as the Legal Counsel and Chief Compliance Officer of Star Mountain Fund Management, LLC, the Company’s advisor. Prior to joining the Company in November 2022, Mr. Ericson served as Assistant General Counsel at H.I.G. Capital, LLC. Prior to H.I.G., Mr. Ericson was an Associate Attorney in the Corporate and Transactional Department of McDermott Will & Emery LLP.  Mr. Ericson replaces Jaspal Bajaj as the Chief Compliance Officer and Secretary, who will continue to hold various positions at the Company. This change was not the result of any disagreement with management or the Board, or related to the Company's operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Mountain Lower Middle-Market Capital Corp.

Dated: November 18, 2022	By:	/s/ Brett A. Hickey
	Name:	Brett A. Hickey
	Title:	Chief Executive Officer